UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2022

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2022, Business First Bancshares, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors qualified as “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company offered and sold shares of its 7.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A Preferred Stock”), for an aggregate purchase price of $72,010,000. The offer and sale of the Series A Preferred Stock by the Company was made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

Holders of the Series A Preferred Stock will be entitled to receive, if, when, and as declared by the Company’s Board of Directors, non-cumulative cash dividends at rate per share of Series A Preferred Stock (in each case, only when, as and if declared) of (a) from and including the original issue date to, but excluding, August 31, 2027 or the date of earlier redemption, 7.50%, and (b) from and including August 31, 2027, perpetually until the date of redemption, the “Benchmark” rate (which is expected to be Three-Month Term SOFR) (as defined in the Articles of Amendment setting forth the terms of the Series A Preferred Stock) plus 470.0 basis points. At any time when the Benchmark is less than zero, the Benchmark shall be deemed to be zero. The Series A Preferred Stock is structured to qualify as Tier 1 capital. So long as any Series A Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A Preferred Stock, the Company may not, subject to certain exceptions, (a) declare, pay or set aside for payment any dividend on, or (b) repurchase, redeem or otherwise acquire for consideration, directly or indirectly, the Company’s common stock or any other shares of capital stock ranking junior to the Series A Preferred Stock. Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on the common stock and any other class or series of capital stock that ranks junior to the Series A Preferred Stock, and the holders of the Series A Preferred Stock or dividend parity stock will not be entitled to participate in any such dividend. The Series A Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of the Series A Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series A Preferred Stock. The Company may, at its option and subject to required regulatory approval, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on August 31, 2027, or on any dividend payment date on or after August 31, 2027, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event” (as defined in the Articles of Amendment) in each case at a redemption price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends. Upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, holders of outstanding shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share, plus the sum of any declared and unpaid dividends for prior dividend periods prior to the dividend period in which the liquidating distribution is made and any declared and unpaid dividends for the then-current dividend period. Holders of the Series A Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series A Preferred Stock, the issuance of capital stock ranking senior to the Series A Preferred Stock, certain fundamental business transactions and as otherwise required by applicable law.

The Company intends to use the net proceeds from the sale of the Series A Preferred Stock to provide additional capital support to its wholly-owned banking subsidiary, b1BANK, to support growth, to better position the Company to take advantage of strategic opportunities that may arise from time to time, repayment of existing Company debt, and for general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Series A Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the form of the Purchase Agreement attached hereto as Exhibits 10.1 and the Articles of Amendment setting forth the terms of the Series A Preferred Stock attached hereto as Exhibit 3.1, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Upon issuance of the Series A Preferred Stock (as described in Item 1.01, above) on September 1, 2022, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock, par value $1.00 per share, will be subject to certain restrictions in the event that the Company fails to pay dividends on the Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Amendment”) establishing the terms of the Series A Preferred Stock. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On September 1, 2022, the Company filed the Articles of Amendment with the Secretary of State of the State of Louisiana, setting forth the terms the Series A Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A description of the material terms of the Series A Preferred Stock is set forth in Item 1.01 above.

Item 7.01. Regulation FD Disclosure.

On September 1, 2022, the Company issued a press release announcing the events described herein. A copy of the press release is furnished as Exhibit 99.1.

The Company used certain presentation materials in connection with the issuance of the Series A Preferred Stock to certain accredited investors, who previously agreed to maintain the confidentiality of such materials, a copy of which is furnished as Exhibit 99.2.

The information set forth in this Item 7.01 (including the information in Exhibits 99.1 and 99.2 hereto) is being furnished to the Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment dated September 1, 2022 to the Company’s Amended and Restated Articles of Incorporation.

10.1	Form of Securities Purchase Agreement by and among Business First Bancshares, Inc. and the Purchasers named therein.

99.1	Press Release of Business First Bancshares, Inc., dated September 1, 2022.

99.2	Business First Bancshares, Inc. Investor Presentation regarding the Private Placement of Subordinated Notes, dated August 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 1, 2022

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer